                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                          MIDWEST BANC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       [MIDWEST BANC HOLDINGS, INC. LOGO]


Fellow Stockholders:

     You are cordially invited to attend the 2002 annual meeting of stockholders (the "Annual Meeting") of Midwest Banc Holdings, Inc. (the "Company"), Melrose Park, Illinois, which will be held on May 8, 2002, at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

     The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE MATTERS TO BE CONSIDERED.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

     On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, I thank you for your continued interest and support.

                                           Sincerely yours,

                                           /s/ BRAD A. LUECKE
                                           ------------------
                                           BRAD A. LUECKE
                                           President and Chief Executive Officer

April 1, 2002

                           MIDWEST BANC HOLDINGS, INC.
                              501 WEST NORTH AVENUE
                          MELROSE PARK, ILLINOIS 60160

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 2002

     NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders (the "Annual Meeting") of Midwest Banc Holdings, Inc. (the "Company") will be held on May 8, 2002, at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of two (2) members of the Company's Board of Directors to three-year terms of office;

     2. The amendment of the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of the Company's common stock available for awards under the Plan from 950,000 to 1,150,000;

     3. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

     4. Such other matters as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 22, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available for review at Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the Annual Meeting and will also be available for review at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ DANIEL NAGLE
                                              ----------------
                                              DANIEL NAGLE
                                              Secretary

Melrose Park, Illinois
April 1, 2002



           PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY
                            IN THE ENVELOPE PROVIDED.

                           MIDWEST BANC HOLDINGS, INC.

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2002

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to stockholders of Midwest Banc Holdings, Inc. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the 2002 annual meeting (the "Annual Meeting") of stockholders to be held on May 8, 2002 at 2:00 p.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, and at any adjournments thereof. The Company's 2001 Annual Report on Form 10-K, including consolidated financial statements for the fiscal year ended December 31, 2001, and a proxy card, accompany this Proxy Statement, which is first being mailed to record holders of common stock of the Company on or about April 1, 2002.

     Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT, FOR THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN AND FOR THE RATIFICATION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiaries, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

     The close of business on March 22, 2002, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of common stock of the Company outstanding on the Record Date was 10,740,956 shares.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, such shares, or "non-votes," will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that matter. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR ALL" to vote in favor of the nominees proposed by the Board of Directors, "WITHHELD FOR ALL" to vote against all of the nominees being proposed, or "FOR ALL EXCEPT" to withhold authority to vote for any individual nominee by writing the nominee's name in the space provided. Under Delaware law and the Company's By-laws, an affirmative vote of the holders of a plurality of shares, present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required for a nominee to be elected as a director.

     As to the approval of the amendment of the Company's 1996 Stock Option Plan, by checking the appropriate box, a stockholder may: (1) vote "FOR" the item; (2) vote "AGAINST" the item; or (3) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required to constitute stockholder approval of Proposal 2.

     As to the ratification of the approval of Crowe, Chizek and Company LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (1) vote "FOR" the item; (2) vote "AGAINST" the item; or (3) "ABSTAIN" from voting on such item. Under Delaware law, an affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required to constitute stockholder approval of Proposal 3.

     Proxies solicited hereby will be returned to the Company's transfer agent, Computershare Investor Services, L.L.C. The Board of Directors has also designated Computershare Investor Services, L.L.C. to act as inspector of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

INFORMATION WITH RESPECT TO BENEFICIAL OWNERS, NOMINEES FOR DIRECTOR AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth information as of the Record Date for: (1) those people believed by management to be the beneficial owners of more than 5.0% of the Company's common stock; (2) the nominees for and continuing members of the Board of Directors of the Company; and (3) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company and the year in which their terms as director of the Company will expire. The table also sets forth the amount of common stock of the Company and the percent thereof beneficially owned by each person and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

                                                                                   SHARES OF
                                                                 EXPIRATION       COMMON STOCK
                                                DIRECTOR OF      OF TERM AS       BENEFICIALLY       PERCENT OF
               NAME(1)                  AGE    COMPANY SINCE      DIRECTOR          OWNED(2)            CLASS
----------------------------------     -----   -------------     ----------       ------------       -----------
DIRECTOR NOMINEES
Brad A. Luecke....................      51         2000             2005             153,375(3)          1.43
Robert D. Small...................      71         1983             2005             158,544(4)          1.48

CONTINUING DIRECTORS
Angelo DiPaolo....................      63         1983             2003             511,422(5)          4.77%
Joseph Rizza......................      59         1997             2003             326,280(6)          3.04
Leon Wolin........................      75         1991             2003             325,302(7)          3.03
E.V. Silveri......................      71         1983             2004           1,541,762(8)         14.37%
Daniel Nagle......................      68         1983             2004             304,500             2.84
LeRoy Rosasco.....................      69         1983             2004           1,002,450(9)          9.34

NON-DIRECTOR, EXECUTIVE OFFICERS
Edward H. Sibbald.................      53          --               --               50,229(10)            *
Stephen M. Karaba.................      44          --               --               45,851(11)            *
Sheldon Bernstein.................      54          --               --               19,052(12)            *
Mary M. Henthorn..................      44          --               --               27,081(13)            *
Christopher J. Gavin..............      40          --               --                8,075(14)            *
Daniel R. Kadolph.................      39          --               --               13,414(15)            *
Michelle T. Holman................      42          --               --               11,481(16)            *
Mary C. Ceas......................      44          --               --                7,215(17)            *
                                                                                   ---------          -------
All directors and executive
   officers as a group (16
   persons).......................                                                 4,568,983(18)        42.57%
                                                                                   =========          =======

------------------

*    Less than one percent.

(1) The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

(2) Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

(3) Includes 45,723 shares subject to currently exercisable options and 2,000 shares held in an IRA account for the benefit of Mr. Luecke.

(4) Includes the indirect ownership of 122,400 shares held in a retirement trust account for the benefit of Mr. Small.

(5) Includes 3,500 shares held by trusts for which Mr. DiPaolo acts as trustee, 7,740 shares held by a trust for which Mr. DiPaolo acts as co-trustee, and 9,430 shares held directly by Mr. DiPaolo's daughter.

(6) Includes 84,480 shares held by a trust for which Mr. Rizza acts as trustee and 53,750 shares held in an IRA account for the benefit of Mr. Rizza.

(7) Includes 305,282 shares held by a trust for which Mr. Wolin acts as trustee and 19,220 shares held in an IRA account for the benefit of Mr. Wolin.

(8) Includes 8,208 shares held by trusts for which Mr. Silveri acts as trustee; 34,716 shares held directly by Mr. Silveri's spouse; 2,100 shares held by trusts for which Mr. Silveri's spouse acts as trustee; and 935,627 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri, and the Go-Tane Pension Plan.

(9) Includes 220,880 shares held by trusts for which Mr. Rosasco acts as trustee and 168,000 shares held directly by Mr. Rosasco's spouse.

(10) Includes 37,829 shares subject to currently exercisable options, 4,300 shares held in a retirement trust account for the benefit of Mr. Sibbald, and 300 shares held by a trust for which Mr. Sibbald's spouse acts as trustee.

(11) Includes 37,811 shares subject to currently exercisable options and 2,000 shares held directly by Mr. Karaba's spouse.

(12) Includes 800 shares held by a trust for which Mr. Bernstein acts as trustee and 18,252 shares subject to currently exercisable options.

(13) Includes 23,881 shares subject to currently exercisable options.

(14) Includes 7,075 shares subject to currently exercisable options and 500 shares held in an IRA account for the benefit of Mr. Gavin.

(15) Includes 11,634 shares subject to currently exercisable options.

(16) Includes 9,081 shares subject to currently exercisable options and 200 shares held by trusts for which Ms. Holman acts as trustee.

(17) Includes 7,015 shares subject to currently exercisable options.

(18) Includes an aggregate of 239,051 shares subject to currently exercisable options. Includes 62,950 shares held in the Company's 401(k) Plan, for which Security Trust, acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares.

Director Nominees

     BRAD A. LUECKE was named President and Chief Executive Officer of the Company in July 2000 and a director of the Company in June 2000. Mr. Luecke also serves as vice chairman, chief executive officer and a director of Midwest Bank and Trust Company. Previously, Mr. Luecke served as executive vice president of the Company in 2000, and as president of Midwest Bank and Trust Company from 1991 to 2000. Mr. Luecke has also been a director of Midwest Bank of Hinsdale and First Midwest Data Corp. since 2000.

     ROBERT D. SMALL has served as a director of the Company since 1983. He was originally elected to serve as a director of Midwest Bank and Trust Company in 1974, and served as a director of that bank until 1997. He has previously served as president and director of Midwest Bank of McHenry County from 1989 to 1993. Mr. Small retired as president of Small's Furniture City in 2001.

Continuing Directors

     ANGELO DIPAOLO has served as a director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1982. He has served as president of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

     JOSEPH RIZZA has served as a director of the Company since April 1997. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

     LEON WOLIN has served as a director of the Company since 1991. He was elected a director of Midwest Bank and Trust Company in 1989. Mr. Wolin is chairman of the Company's Audit Committee. Mr. Wolin has served as a director of Midwest Bank of Hinsdale since 1996. Mr. Wolin has been president of Price Associates, Inc., a real estate appraisal and consulting firm, since 1950.

     E.V. SILVERI has served as Chairman of the Board of the Company since 1983. Mr. Silveri was elected a director of Midwest Bank and Trust Company in 1972 and has been chairman of the board of Midwest Bank and Trust Company since 1975. He is also a member of the board of directors of Midwest Bank of Hinsdale, and serves as chairman of First Midwest Data Corp. Since 1984, Mr. Silveri has been the president and also a director of Go-Tane Service Stations, Inc., a firm he co-founded in 1966.

     DANIEL NAGLE has served as Corporate Secretary and a director of the Company and as a director of Midwest Bank and Trust Company since 1983 and 1975, respectively. He also has served as a director of Midwest Bank of Hinsdale since 1991. Mr. Nagle is an attorney with the law firm of Nagle & Nagle located in Wheaton, Illinois.

     LEROY ROSASCO has served as a director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1969. Mr. Rosasco has been the secretary and treasurer of ProTacTic Golf, Inc. since 1996. Prior thereto, Mr. Rosasco was a consultant with LPR Enterprises, Inc. for 10 years.

                      PROPOSAL 1. -- ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of nine (9) directors and be divided into three classes. Directors are to be elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors will serve until their successors are elected and qualified. Currently, there are eight (8) directors serving on the Board of Directors.

     The nominees proposed for election at this Annual Meeting are Mr. Luecke and Mr. Small.

     In the event that either Mr. Luecke or Mr. Small is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe Mr. Luecke or Mr. Small will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEES IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets regularly and may schedule special meetings as needed. During fiscal year 2001, the Board of Directors of the Company held 11 meetings primarily related to general Company matters. Each of the directors of the Company attended at least 80% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal year 2001.

Audit Committee

     The Board of Directors of the Company maintains an Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee. Generally, the Audit Committee has the responsibility for oversight of financial controls, as well as the Company's accounting, regulatory and audit activities, and annually reviews the qualifications of the independent auditors. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is composed entirely of outside directors who are not officers of the Company. The members of the Audit Committee are "independent" directors as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee consists of Messrs. Nagle, Rosasco, Small, Wolin, DiPaolo and Rizza. The Audit Committee met four times in fiscal year 2001.

Compensation Committee

     The entire Board of Directors also functions as a Compensation Committee for the purpose of administering the Company's 1996 Stock Option Plan, and otherwise is responsible for reviewing and determining the compensation of the Company's executive officers.

     The entire Board of Directors acts to nominate persons for election as directors. The Board of Directors will consider nominees recommended by stockholders if the procedures set forth under "Notice of Business to be Conducted at an Annual Meeting" are met.

DIRECTORS' COMPENSATION

     All directors of the Company receive a retainer of $12,000 per year for serving on the Board and receive $500 per Board meeting attended. Except for Mr. Rizza and Mr. Small, all directors of the Company are also members of the board of directors of Midwest Bank and Trust Company. Six directors serve as members of the Audit Committee and receive annual fees of $3,000. Four directors of the Company also serve on the board of directors of Midwest Bank of Hinsdale. Each director who is also a director of one of the Company's subsidiaries receives between $5,450 and $17,050 per year in base directors' fees. Each subsidiary maintains its own fee structure for director compensation. Certain subsidiaries also provide fees for director participation in specific board of directors committees (such as loan committees, audit committees and executive committees) which range between $2,300 and $7,650 annually. One director of the Company, Daniel Nagle, also serves as Secretary of the Company and received a fee of $23,800 in 2001 for legal services rendered to the boards of directors of Midwest Banc Holdings, Inc., Midwest Bank and Trust Company, and Midwest Bank of Hinsdale.

EXECUTIVE COMPENSATION

     The following table shows, for the years ended December 31, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer and certain other executive officers of the Company ("Named Executive Officers") in fiscal years 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                      --------------------------------------------------    SECURITIES
                                                                           OTHER ANNUAL     UNDERLYING          ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY($)      BONUS($)     COMPENSATION($)   OPTIONS(#)        COMPENSATION($)
----------------------------------   ------   ---------     ----------    ---------------   ----------        ---------------
 Brad A. Luecke.................      2001     320,719       125,000          48,385(1)        45,723             9,290(2)
    President and Chief               2000     224,065        83,409          33,205(1)        37,185             6,706(2)
    Executive Officer                 1999     185,000        43,106          18,175(1)         9,038             6,404(2)

 Edward H. Sibbald..............      2001     172,819        15,000           7,550(3)        37,829             7,500(2)
    Executive Vice President          2000     170,286        15,000           8,950(3)         9,079             7,777(2)
    and Director of Marketing         1999     168,500        36,477          12,577(3)         9,250             7,453(2)
    and Investor Relations

 Stephen M. Karaba..............      2001     141,012        31,691           4,800(4)        37,811             7,059(5)
    President, Midwest Bank           2000     135,731        39,425          12,400(4)        14,973             6,500(5)
    of McHenry County                 1999     130,000        28,036          11,128(4)         8,338             6,668(5)

 Sheldon Bernstein..............      2001     146,000        32,233          16,745(6)        18,252             5,335(2)
    President and Chief               2000     130,976        42,971          11,545(6)        13,952             6,390(2)
    Operating Officer, Midwest        1999     108,717        23,710           3,279(6)         3,800             6,677(2)
    Bank and Trust Company

 Mary M. Henthorn...............      2001     140,438        45,028           5,450(7)        23,881             6,969(2)
    President, Midwest Bank           2000     122,704        44,899           4,750(7)        12,705             3,663(2)
    of Hinsdale                       1999      95,120        16,230           3,600(7)         5,176             4,039(2)


------------------

(1) Consists of directors' fees of $36,950, $27,000 and $13,200 paid in 2001, 2000 and 1999, respectively, club membership fees of $7,470, $6,205 and $4,975 paid in 2001, 2000 and 1999, respectively, and an automobile allowance of $3,965 paid in 2001.

(2) Consists of a matching contribution made by the Company pursuant to the Company's 401(k) Plan.

(3) Consists of directors' fees of $7,750, $8,950 and $9,100 paid in 2001, 2000 and 1999, respectively, and an automobile allowance of $3,887, $2,516 and $3,477 paid in 2001, 2000 and 1999, respectively.

(4) Consists of directors' fees of $4,800, $8,900 and $8,759 paid in 2001, 2000 and 1999, respectively, and an automobile allowance of $2,835, $2,835 and $2,378 paid in 2001, 2000 and 1999, respectively.

(5) Consists of a matching contribution of $6,562, $6,500 and $6,250 made by the Company pursuant to the Company's 401(k) Plan in 2001, 2000 and 1999, respectively, and $497, $455 and $418 in life insurance premiums paid by the Company in 2001, 2000 and 1999, respectively.

(6) Consists of directors' fees of $14,000 and $8,800 paid in 2001 and 2000, and an automobile allowance of $2,755, $2,745 and $3,279 paid in 2001, 2000 and 1999, respectively.

(7) Consists of directors' fees paid and an automobile allowance of $1,411 paid in 2001.

     The information presented below summarizes certain information about the options to purchase the Company's common stock which were granted in 2001 by the Company to each of the Named Executive Officers. All options were granted with a per share exercise price equal to the fair market value of the Company's common stock on the date of grant.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                            -------------------------------------------                  POTENTIAL REALIZABLE VALUE
                              NUMBER OF        PERCENT OF                                AT ASSUMED ANNUAL RATES OF
                               SHARES         TOTAL OPTIONS    EXERCISE                 STOCK PRICE APPRECIATION FOR
                             UNDERLYING        GRANTED TO      OR BASE                         OPTION TERM(2)
                               OPTIONS        EMPLOYEES IN       PRICE    EXPIRATION    ----------------------------
           NAME             GRANTED(#)(1)     FISCAL YEAR       ($/SH)       DATE           5%($)           10%($)
-----------------------     --------------    -------------    --------   ----------    ------------     -----------
Brad A. Luecke.........       30,000             33.7%          15.31        2011           288,851         732,006
Edward H. Sibbald......        5,000              5.6           15.31        2011            48,142         122,001
Stephen M. Karaba......       10,000             11.2           15.31        2011            96,284         244,002
Sheldon Bernstein......       10,000             11.2           15.31        2011            96,284         244,002
Mary M. Henthorn.......       10,000             11.2           15.31        2011            96,284         244,002

------------------

(1) Options granted on March 27, 2001. These options become exercisable in cumulative annual installments of 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries on the grant date.

(2) The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the day before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's common stock of 5% and 10%, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's common stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options. The Company did not use an alternative formula for a potential realizable value as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2001.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES
                               SHARES                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                              ACQUIRED       VALUE             OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                                 ON          REALIZED             YEAR-END(#)                FISCAL YEAR-END ($)(1)
           NAME              EXERCISE(#)       ($)         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
-----------------------      -----------     --------      -------------------------       -------------------------
Brad A. Luecke.........           --            --               45,723/27,500                   212,529/150,920
Edward H. Sibbald......           --            --               37,829/8,500                    133,004/15,092
Stephen M. Karaba......           --            --               37,811/12,500                   164,154/50,307
Sheldon Bernstein......           --            --               18,252/8,500                    103,645/50,307
Mary M. Henthorn.......           --            --               23,881/11,000                    95,281/50,307


(1) Options are considered "in-the-money" if the fair market value of the underlying common stock exceeds the exercise price of the related stock option. The value of the unexercised options at the end of fiscal 2001 is based on the closing price of $21.25 report on the Nasdaq National Market on December 31, 2001, the last trading day of fiscal 2001.

EMPLOYMENT AGREEMENTS

     The Company and certain subsidiaries of the Company have entered into separate Transitional Employment Agreements with each of the Named Executive Officers and certain other officers of the Company's subsidiaries. The Transitional Employment Agreements are designed to minimize the impact of change in control transactions on the performance of key officers and executives. In the event of a "change in control" (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors' fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of an officer is terminated by (1) the officer for any reason during the first year following the change in control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (2) by an acquiror for any reason other than death, disability or cause, or (3) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer's salary (including the payment of directors' fees, if any) for 12 or 24 months after the termination of employment.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has implemented a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and the banks approved by the Board of Directors. The annual retirement benefit available under the SERP is calculated to range from 25% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and payable over 15 years. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant's accrued benefit under the SERP at the time of death.

     The following table shows the annual benefits payable upon retirement under the SERP, based on the specified final salary and percentage payout for the participating named executive officers.


                             Retirement Benefit          Retirement Benefit
     Final Salary               Amount (1)                   Percentage
     ------------            ------------------          ------------------
       $193,700                   $48,400                       25%
        218,100                    54,500                       25%
        224,800                    67,400                       30%
        266,600                    80,000                       30%
        286,400                    71,600                       25%
        321,000                    98,400                       30%
        360,400                   108,100                       30%
        585,300                   204,900                       35%

(1) Benefits shown are computed on the basis of a single life annuity. Other forms of benefits payments are available under the SERP and would be determined on the actuarial equivalent amount of the single life annuity payment.


        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 2001

     The Board of Directors is responsible for making decisions regarding executive officers' compensation, including bonuses and other benefits. The full Board also acts as the Compensation Committee for purposes of administering the Company's 1996 Stock Option Plan and determines the awards granted thereunder.

     The Board of Directors has developed a compensation program which is comprised of salary, annual cash incentive bonuses, long-term incentives in the form of stock options and other benefits typically offered to executives by corporations similar to the Company. The Board of Directors recognizes that attracting and retaining key executives is critical to the Company's long term success. The Board has set certain guidelines regarding executive officers' compensation. Each executive officer is reviewed annually, and that officer's compensation is based on that individual's contribution to the Company.

     The Board of Directors has reviewed compensation structures and other information from various sources, including, among others, The Illinois Bankers Association, SNL Securities and Sheshunoff Information Services. Although no company is an exact match, consideration was given to salaries and bonuses that are paid to executives at similar community bank holding companies. Additional considerations were the greatly increased responsibilities of running a public company, the individual's contributions to the Company and the individual's experience and tenure with the Company.

     The salary of Brad A. Luecke was set at $325,000 for fiscal 2001. In making decisions regarding CEO compensation, the Board of Directors took into account results of operations of the Company, comparable peer compensation for chief executive officers, conditions in the banking industry as a whole and Mr. Luecke's contributions to the Company and its subsidiaries.

     The Internal Revenue Code limits the deductions a publicly held company may take for compensation paid to its most highly paid executive officers. Typically, salaries and bonuses in excess of $1 million (excluding performance-based compensation) which are paid in one tax year cannot be deducted. The Board of Directors did not consider this section of the Internal Revenue Code when establishing compensation because current executive salaries and bonuses are well below the $1 million threshold.

             This report is submitted by the Compensation Committee.

                                  E.V. Silveri
                                 Brad A. Luecke
                                 Angelo DiPaolo
                                  Daniel Nagle
                                  Joseph Rizza
                                  LeRoy Rosasco
                                 Robert D. Small
                                   Leon Wolin

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The entire Board of Directors functions as the Compensation Committee for purposes of administering the Company's 1996 Stock Option Plan, and otherwise is responsible for reviewing and determining the compensation of the Company's executive officers. Brad A. Luecke, President and Chief Executive Officer of the Company, serves on the Board of Directors of the Company. Mr. Luecke is also the chief executive officer of Midwest Bank and Trust Company and serves on the board of directors of Midwest Bank and Trust Company and Midwest Bank of Hinsdale. Robert D. Small, a director of the Company, previously served as president of Midwest Bank of McHenry County.

1996 STOCK OPTION PLAN

     Under the Company's 1996 Stock Option Plan (the "Plan"), incentive stock options and nonqualified stock options may be granted to executives, key personnel, consultants and nonemployee directors of the Company. The incentive stock options granted under the Plan will be qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to offer executives, key personnel, consultants and nonemployee directors stock-based incentives in the Company, thereby giving them a stake in the Company's growth and prosperity and encouraging them to continue their services with the Company and its subsidiaries. The Plan currently permits the grant of options to purchase up to 950,000 shares of common stock. In the event of the approval by the stockholders of the amendment to the Plan presented to the stockholders at the Annual Meeting, the Plan will permit the grant of options to purchase up to

1,150,000 shares of common stock. See "Proposal 2: Amendment to Stock Option Plan." In the event of corporate changes affecting the common stock such as stock splits, stock dividends, reorganizations, mergers or consolidations, appropriate adjustments will be made in the number of shares for which options may thereafter be granted under the Plan and the option price and the number of shares subject to outstanding options granted pursuant to the Plan. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to all employees of, and consultants who provide services to, the Company or its subsidiaries. Options may be granted to employees or consultants at any time and from time to time in the sole discretion of the Board of Directors acting as the Compensation Committee. The full Board of Directors currently serves as the Compensation Committee. No employee or consultant may receive options covering more than 100,000 shares in any single fiscal year.

PERFORMANCE GRAPH

     The graph below sets forth a comparison of the percentage change in the cumulative total stockholder return for the period beginning February 24, 1998 and ending December 31, 2001 for the Company's common stock, the Russell 2000 Index and a Peer Group, the CRSP Index for Nasdaq Bank Stocks, assuming the reinvestment of all dividends.


                                    [GRAPH]

                            ----------------------------------------------------
                              02/24/98  12/31/98  12/31/99   12/31/00  12/31/01
                            ----------------------------------------------------
Midwest Banc Holdings, Inc.    $100.00    $86.26    $79.19     $90.26   $131.27
--------------------------------------------------------------------------------
Russell 2000 Index              100.00     92.88    111.10     106.43    112.95
--------------------------------------------------------------------------------
Nasdaq Bank Stocks              100.00     99.20     95.30     108.90    166.11
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain officers, and certain other owners of the Company's common stock, to periodically file notices of changes in beneficial ownership of such common stock with the Securities and Exchange Commission. To the best of the Company's knowledge, during 2001 all required filings were timely submitted, except as follows: The Form 5 filed by Mr. DiPaolo for the year ended December 31, 2001 included transactions that should have been reported on a timely filed Form 4 during 2001.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company's current policy provides that all loans and lines of credit made by the Company to its directors, executive officers and their business interests are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2001, the Company's directors, executive officers and their business interests had loans outstanding, whose individual aggregate indebtedness to the Company exceeded $60,000, totaling approximately $16.2 million in the aggregate, which represented 16.8% of total stockholders' equity as of that date. Such loans were made by the Company in the ordinary course of business, were not made with favorable terms, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     The Company made payments totaling $113,333 in 2001 to Joe Rizza Ford and Tony Rizza Cadillac, companies controlled by Joseph Rizza, a director of the Company, for the purchase of various vehicles owned by the Company.

     During 2001, the Company incurred professional fees for services provided by the law firm of Nagle & Nagle in the amount of approximately $23,800. Daniel Nagle, who is one of the Company's directors, is of counsel in that firm.

                 PROPOSAL 2. -- AMENDMENT TO STOCK OPTION PLAN

     The Midwest Banc Holdings, Inc. 1996 Stock Option Plan, as amended (the "Plan"), permits the grant of incentive stock options and non-qualified stock options to executives, key personnel, consultants and non-employee directors of the Company and its subsidiaries. The Plan currently permits the grant of options to purchase up to 950,000 shares of common stock of the Company. Subject to approval by the stockholders, the Board of Directors has approved an amendment to the Plan which would increase from 950,000 to 1,150,000 the number of shares of common stock with respect to which options may be granted under the Plan. As of March 22, 2002, there were awards outstanding under the Plan which grant the right to purchase up to 645,528 shares of common stock of the Company. As of that same date, the closing price for the common stock was $22.25 as reported by the Nasdaq National Market. In order to permit the grant of additional options under the Plan, the Board of Directors believes the number of authorized shares under the Plan should be increased to 1,150,000. The following is a summary of the Plan as proposed to be amended. A copy of the Plan is attached as Appendix A to this Proxy Statement and should be read in its entirety.

PURPOSE

     The purpose of the Plan is to allow the Company to offer its executives, key personnel, consultants and non-employee directors stock-based incentives in the Company, thereby giving them a stake in the Company's growth and prosperity and encouraging them to continue their services with the Company, its subsidiaries or affiliated companies.

RESERVATION OF SHARES

     The Plan currently permits the grant of options to purchase up to 950,000 shares of common stock of the Company. Authorized but unissued shares and treasury shares may be made available for issuance under the Plan. In the event of corporate changes affecting the common stock such as stock splits, stock dividends, reorganizations, mergers or consolidations, appropriate adjustments will be made in the number of shares of common stock for which options may thereafter be granted under the Plan and the option price and the number of shares of common stock subject to outstanding options granted pursuant to the Plan.

ADMINISTRATION

     The Plan is administered, construed and interpreted by the Board of Directors of the Company, which acts as the Compensation Committee of the Board of Directors of the Company. Consistent with the terms of the Plan, the Board selects the individuals who shall participate in the Plan, determines the sizes, types, terms and conditions of stock options granted and establishes and amends the rules and regulations for the Plan's administration.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time alter, amend, suspend or terminate the Plan. Unless earlier terminated by the Board of Directors, the Plan will terminate on November 19, 2006.

ELIGIBILITY

     Incentive stock options may be granted only to employees of the Company or its subsidiaries. Nonqualified stock options may be granted to all employees and non-employee directors of the Company or its subsidiaries and consultants who provide services to the Company or its subsidiaries.

     Options may be granted to employees or consultants at any time and from time to time in the Board's sole discretion. However, no employee or consultant may receive options covering more than 100,000 shares of the common stock in any single fiscal year.

OPTION PRICE AND PAYMENT OF THE OPTION PRICE

     The price to be paid for shares of common stock upon the exercise of each option pursuant to the Plan may not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Board. The exercise price of any incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries must not be less than 110% of the fair market value of the option shares on the date of grant. The fair market value of the option shares shall be the most recent closing sales price for shares of the common stock as reported by the Nasdaq National Market.

     Upon exercise, the option price shall be paid either in cash or, if lawful and permitted, (a) by the exchange of a number of previously acquired shares of common stock of the Company with a fair market value at the time of exercise equal to the total exercise purchase price; or (b) by any other means which the Board, in its sole discretion, determines to be legal consideration for the shares and to be consistent with the Plan's purposes.

     The Plan also permits optionees who exercise options to elect to have the Company withhold a portion of the option shares purchased in order to satisfy any federal, state or local tax liability imposed on the optionee by virtue of the exercise of the option.

PERIOD OF OPTION

     Each option granted shall have a term as set forth in the written award agreement. If no date is set forth in the award agreement, each option granted under the Plan shall have a term of ten years from the date of grant thereof, unless the period is reduced because of death or termination of the optionee's employment, except that any incentive stock option granted to a person owning more than 10% of the outstanding shares of common stock of the Company must terminate not later than five years from the date of the grant.

EXERCISE OF OPTION

     Options granted under the Plan shall be exercisable as prescribed in the award agreement. If the award agreement does not set forth times with respect to the exercisability of the options, then each option may be exercised up to 25% in the first year following the grant thereof, up to 50% in the second year, up to 75% in the third year, and after the third year up to 100%. This limitation shall not be effective in the event of the death of an optionee while in the employ of the Company or its subsidiaries. Upon termination of employment for a reason other than death, disability or for cause, the optionee may exercise any nonqualified stock option or any incentive stock option within three months of the date of termination, to the extent such optionee was otherwise entitled to exercise such options.

     The Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the common stock for which incentive stock options may be exercised for the first time by any optionee during any calendar year may not be exceed $100,000.

LIMITED TRANSFERABILITY OF OPTIONS

     Options (other than incentive stock options) may not be transferred except to immediate family members of the optionee, a trust for the benefit of immediate family members of the optionee or a partnership of solely immediate family members of the optionee so long as there is no consideration given for the transfer, the award agreement expressly permits the transfer and subsequent transfers are prohibited.

FEDERAL INCOME TAX CONSEQUENCES

     The Plan provides for the grant of incentive stock options and nonstatutory stock options. It is intended that any incentive stock options granted will be qualified as such under Section 422 of the Internal Revenue Code of 1986, as amended. The federal income tax consequences to the Company and the optionee arising out of the grant and exercise of incentive stock options and nonstatutory stock options and out of the subsequent sale of the shares acquired pursuant thereto are discussed below.

     An optionee will generally not be deemed to have recognized taxable income upon grant or exercise of any incentive stock option, provided that shares transferred in connection with the exercise are not disposed of by the optionee until the later of one year after the date the shares are transferred in connection with the exercise of the incentive stock option or two years after the date of grant of such option. If the holding periods are satisfied, upon disposal of the shares, the aggregate difference between the per share option exercise price and the per share fair market value of the common stock is recognized as income taxable at long-term capital gains rates. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met.

     In the case of the exercise of a nonqualified stock option, an optionee will be deemed to have received ordinary income upon exercise of the stock option in an amount equal to the aggregate amount by which the per share exercise price is exceeded by the per share fair market value of the common stock.

     In the event shares received through the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), the exercise of the option will be treated as the exercise of a nonqualified stock option, except that the optionee will recognize the ordinary income for the year in which the disqualifying disposition occurs. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a nonqualified stock option or due to a disqualifying disposition will be a deductible expense of the Company for tax purposes.

PLAN BENEFITS

     The following table provides certain information with respect to all grants which have been made under the Plan to specific individuals and groups of individuals, specifying the amounts granted to Named Executive Officers individually, all current directors who are not executive officers as a group, all director nominees individually, all current executive officers as a group and all employees, including current officers who are not executive officers as a group. The amount and terms of any future grants of stock options to the above individuals or groups of individuals is not determinable.

     All grants of stock options made to the officers, directors and employees of the Company reflected in the table below have an exercise price equal to the fair market value of the capital stock of the Company on the date of grant. All options have a term of ten years.

                                 PLAN BENEFITS

                                                                                                  TOTAL OPTION
                                       NAME AND POSITION                                            AWARDS (1)
---------------------------------------------------------------------------------------------     -------------
 Brad A. Luecke
     President, Chief Executive Officer, and Director Nominee................................         103,223
 Edward H. Sibbald
     Executive Vice President and Director of Marketing and Investor Relations...............          51,329
 Stephen M. Karaba
     President, Midwest Bank of McHenry County...............................................          60,311
 Sheldon Bernstein
     President and Chief Operating Officer, Midwest Bank and Trust Company...................          36,752
 Mary M. Henthorn
     President, Midwest Bank of Hinsdale.....................................................          44,881
 Robert D. Small
     Director Nominee........................................................................              --
 All current executive officers as a group (9 persons).......................................         377,801
 All current directors who are not executive officers as a group (7 persons).................              --
 All employees, including current officers who are not executive officers, as a group........         263,707


------------------
(1) Includes all options awarded to each specific individual or group of individuals as of March 22, 2002.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR THE AMENDMENT OF THE PLAN INCREASING THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE PLAN.

       PROPOSAL 3. -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Crowe, Chizek and Company LLP ("Crowe Chizek") as independent auditors for the Company for the year ending December 31, 2002, subject to ratification of such appointment by the stockholders.

     Representatives of Crowe Chizek will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                            REPORT OF AUDIT COMMITTEE

     The Audit Committee of the Board of Directors has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management of the Company;

     2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as may be modified or supplemented, as the same was in effect on the date of the Company's financial statements;

     3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, as the same was in effect on the date of the Company's financial statements; and

     4. Considered whether the other non-audit services performed by the independent auditors for the Company are compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based on the foregoing materials, reviews and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the SEC.

     This report is submitted by the Audit Committee.

                              Leon Wolin (Chairman)
                                  LeRoy Rosasco
                                  Robert Small
                                  Daniel Nagle
                                 Angelo DiPaolo
                                  Joseph Rizza

     The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT FEES

     Crowe, Chizek and Company LLP has billed the Company $90,000 in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31,2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Crowe, Chizek and Company LLP has billed the Company $0, in the aggregate, for professional services to the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2001.

ALL OTHER FEES

     Crowe, Chizek and Company LLP has billed the Company $477,000, in the aggregate, for all other services rendered by them, including extended internal audit services, tax consulting: including preparation of federal and state tax returns, assessing network security, SEC services, compliance services and benefit plan audits, exclusive of those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the fiscal year ended December 31, 2001.

     The Audit Committee has considered whether the services described under the caption "Financial Information Systems Design and Implementation Fees" and "All Other Fees" performed by Crowe, Chizek and Company LLP are compatible with maintaining that firm's independence.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy and form of proxy relating to the 2003 Annual Meeting of Stockholders, a stockholder proposal must be received prior to December 1, 2002, by the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     Pursuant to the Company's By-laws, only business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder may be conducted at an annual meeting. The By-laws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. The By-laws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. For the 2003 Annual Meeting, a stockholder must give written advance notice to the Secretary of the Company by January 6, 2003; provided, however, that in the event the Company publicly announces or discloses less than one hundred thirty (130) days prior to the meeting that the date of the 2003 Annual Meeting is to be held on a date other than May 7, 2003, notice by the stockholder will be timely if received not later than the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by a stockholder must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Securities Exchange Act of 1934. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                                       By Order of the Board of Directors

                                       /s/ DANIEL NAGLE
                                       ----------------
                                       DANIEL NAGLE
                                       Secretary
Melrose Park, Illinois
April 1, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                           MIDWEST BANC HOLDINGS, INC.

                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES, AND DURATION

     1.1 Establishment of the Plan. Midwest Banc Holdings, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the Midwest Banc Holdings, Inc. 1996 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of November 19, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Purpose of the Plan. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain present and future executives, key personnel, consultants and non-employee directors stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries or affiliated companies.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after November 19, 2006.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

     "Award Agreement" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant's acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

     "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Cause" shall mean, with respect to termination of a Participant's employment or directorship, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

     (i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define

          "cause" (or similar words) or a "cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment or consulting arrangement due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant's Disability), the Participant's dishonesty or theft, the Participant's violation of any obligations or duties under any employee agreement, or the Participant's gross negligence or willful misconduct; or

     (ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement that is or would be deemed to be for "cause" (or similar words) as defined in such agreement.

No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     "Change of Control" of the Company shall mean:

     (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

     (b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

     (c) Any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the issued and outstanding shares of voting securities of Company, other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company;

     (d) Individuals who are members of the Incumbent Board cease to constitute a majority of the Board of Directors of the Company. For this purpose, "Incumbent Board" means (i) the members of the Board of Directors of the Company on the Effective Date and (ii) any individual who becomes a member of the Board of Directors of the Company after the Effective Date, if such individual's election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

     "Committee" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.

     "Common Stock" or "Shares" means the common stock, $0.01 par value per share, of the Company.

     "Company" means Midwest Banc Holdings, Inc., a Delaware corporation, as well as any successor to such entity as provided in Article 12 herein.

     "Director" means any individual who is a member of the Board of Directors of the Company.

     "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall have the same meaning ascribed to such term under
Section 22(e)(3) of the Code.

     "Early Retirement" means the Participant's termination of employment with the Company and all Subsidiaries (for reasons other than Cause) on or after attaining age 55 having completed five or more years of employment with the Company or Subsidiaries.

     "Effective Date" shall have the meaning ascribed to such term in Section
1.1 hereof.

     "Employee" means any employee of the Company or any Subsidiary, or any consultant who provides services to the Company or any Subsidiary; provided, that for purposes hereof, references to periods of employment or termination of employment shall be deemed, in the case of a consultant, to be references to his or her consulting arrangement with the Company or any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "Fair Market Value" shall mean, as of any date, the fair market value of the common stock as determined by the Committee based upon the most recent closing sales price for common stock as reported by the Nasdaq National market.

     "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     "Participant" means an individual who has outstanding an Award granted under the Plan.

     "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

     "Retirement" means the Participant's termination of employment with the Company or its Subsidiaries (for reasons other than Cause) on or after the date the Participant attains age 65, or, in the case of Non-Employee Directors, shall mean the termination of his or her directorship (for reasons other than Cause) on or after attaining age 55.

     "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Board, or by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The functions of the Committee may be exercised by the full Board.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 Shares Available for Awards. The aggregate number of Shares which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 1,150,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Of the aggregate number of Shares, up to all of such Shares may be issued with respect to Incentive Stock Option Awards. Upon:

     (a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Award; or

     (b) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

     4.2 Individual Participant Limitations. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to a Participant shall be 100,000.

     4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.  STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 100,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     6.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option.

     6.3 Exercise Price. Subject to the provisions of this Section 6.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

     (a) Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date.

     (b) Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

     (c) Substitute Options. Notwithstanding the provisions of Sections 6.3(a) and 6.3(b), in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the Exercise Price of such substitute Options.

     6.4 Expiration of Options. Subject to the provisions of Section 6.8, Options granted pursuant to this Article 6 shall expire in accordance with this
Section 6.4.

     (a) Expiration Dates. Each Option granted pursuant to this Article 6 shall terminate no later than the first to occur of the following events:

          (i) The date for termination of the Option set forth in the written Award Agreement; or

          (ii) The expiration of ten (10) years from the Grant Date; or

          (iii) The expiration of three (3) months from the date of the Participant's termination of employment for a reason other than the Participant's death, Disability, or for Cause; or

          (iv) The expiration of one (1) year from the date of the Participant's termination of employment by reason of death or Disability; or

          (v) The date of termination of employment in the event of a termination for Cause.

     (b) Effect of Death, Disability, Retirement and Early Retirement. Notwithstanding Section 6.4(a) or 6.5:

          (i) Upon the death or Disability of the Participant, each Option held by the Participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable thereafter until the first to occur of the dates set forth in Section 6.4(a)(i), (ii) or (iv).

          (ii) Upon Retirement, each Option held by the Participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the Participant until the earlier of the dates set forth in Section 6.4(a)(i), (ii) or (iv).

          (iii) Upon Early Retirement, each Option held by a Participant who from such Early Retirement retires and agrees to remain retired from the industry (a "sunset arrangement") shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the Participant until the earlier of the dates set forth in Section 6.4(a)(i), (ii) or (iii).

          (iv) In the event of the death of the Participant after his or her termination of employment, but prior to the expiration of his or her Options, then his or her Options shall be exercisable in full by his or her beneficiaries until the earlier of the date such Options would have expired had the Participant survived until such date or the expiration of one (1) year from the date of the Participant's termination of employment.

     (c) Committee Discretion. Subject to the limits of Section 6.4(a) and (b) above, the Committee, in its sole discretion shall provide in each Award Agreement when each Option expires and becomes unexercisable. In the event the Award Agreement does not set forth such provisions, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4(a) and (b) above.

     (d) In the case of Options awarded to Employees in lieu of annual cash incentive payments approved by the Board of Directors, the Committee, in its sole discretion, shall provide in each Award Agreement when each Option expires and becomes unexercisable, notwithstanding the limits of Section 6.4(a) and (b) above. In the event the Award Agreement does not set forth such provisions, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4(a) and (b) above.

     6.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion and prescribe in the Award Agreement. In the event that the Award Agreement does not set forth times with respect to the exercisability of Options, then each such Option granted to an Employee shall become exercisable on the first anniversary of the Grant Date to the extent of one-fourth (25%) of the Shares which may be purchased under the Option (rounded down to the nearest whole number), and on each of the second, third and fourth anniversary of the Grant Date to the extent of an additional one-fourth (25%) of such Shares. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. Notwithstanding the foregoing, upon a Change in Control or an event described ion Section 6.4(b)(i), (ii) or (iii), any and all Options granted under this
Article 6 shall become immediately exercisable in full.

     6.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the President of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     6.8 Certain Additional Provisions for Incentive Stock Options.

     (a) Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000, provided, however, that in the event that acceleration of the exercisability of an Incentive Stock Option would cause such $100,000 limitation to be exceeded, then those Incentive Stock Options up to such $100,000 limitation (determined in the order such Options were granted) shall continue to be Incentive Stock Options and the remainder shall be Nonqualified Stock Options.

     (b) Termination of Employment. No Incentive Stock Option may be exercised more than three (3) months after the Participant's termination of employment with the Company and all Subsidiaries for any reason other than Disability or death (in which case the Incentive

          Stock Option may be exercised until the expiration of one (1) year from the date of death or disability), unless (i) the Participant dies during such three-month period, in which case the Incentive Stock Option may be exercised by his or her beneficiaries until the expiration of one (1) year from the date of death, or (ii) the Award Agreement or the Committee permits later exercise, provided that if the Incentive Stock Option is not exercised within such three (3) month or one (1) year periods, whichever is applicable, then such Incentive Stock Option shall become a Nonqualified Stock Option.

     (c) Employees Only. Incentive Stock Options may be granted only to individuals who are Employees (other than consultants) on the Grant Date.

     (d) Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

ARTICLE 7.  BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 8.  DEFERRALS

     The Committee may permit a Participant to defer such Participant's receipt of the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option.

ARTICLE 9.  LIMITED TRANSFERABILITY

     The Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to (a) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, (ii) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Article 9, and (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Article 7. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Article 7 hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of
Article 6 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Article 6.

ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION

     10.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

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     10.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 11. WITHHOLDING

     11.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     11.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 12. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

ARTICLE 13. LEGAL CONSTRUCTION

     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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

                                                                                                       000000  0000000000  0  0000

MIDWEST BANC HOLDINGS, INC.
                                                                                                       000000000.000 ext
                                                                                                       000000000.000 ext
                                                                                                       000000000.000 ext
                                                                                                       000000000.000 ext
                                                                                                       000000000.000 ext
MR A SAMPLE                                                                                            000000000.000 ext
DESIGNATION (IF ANY)                                                                                   000000000.000 ext
ADD 1
ADD 2                                                                                                  Holder Account Number
ADD 3                                                                                                  C 1234567890     J N T
ADD 4
ADD 5
ADD 6

Use a black pen. Print in
CAPITAL letters inside the grey   [A B C]     [1 2 3]    [X]                                           [ ] Mark this box with an X
areas as shown in this example.                                                                            if you have made changes
                                                                                                           to your name or address
                                                                                                           details above.


------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

A  ELECTION OF TWO DIRECTORS - FOR A THREE-YEAR TERM

1. The Board of Directors recommends a vote FOR the listed nominees.

                                                       For            Withhold

01 - Brad A. Luecke                                    [ ]               [ ]

02 - Robert D. Small                                   [ ]               [ ]

B  ISSUES

The Board of Directors recommends a vote FOR the following resolutions.

                                                                                                  For       Against      Abstain

2. Amendment of the Company's 1996 Stock Option Plan (the "Plan") to increase the
   number of shares of the Company's common stock available for awards under the Plan             [ ]           [ ]         [ ]
   from 950,000 to 1,150,000.

3. Ratification of the appointment of Crowe, Chizek and Company LLP as independent
   auditors of the Company for the fiscal year ending December 31, 2002.                          [ ]           [ ]         [ ]


C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation's name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1                                     Signature 2                                  Date (dd/mm/yyyy)

                                                                                                              /    /
--------------------------------------          -------------------------------------        --------------------------------------
A674                                            1 U P X                                                                           +

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------------------------------------------------------------------------------------------------------------------------------------
                                                PROXY - MIDWEST BANC HOLDINGS, INC.
------------------------------------------------------------------------------------------------------------------------------------

501 WEST NORTH AVENUE
MELROSE PARK, ILLINOIS 60160

The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Londi J. Arquilla, Robert Figarelli and Kenneth Murphy, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of
Stockholders of the Company to be held at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, on
May 8, 2002, at 2:00 p.m. and at any adjournment thereof, and to vote all the shares of Midwest Banc Holdings, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE TWO NOMINEES FOR DIRECTOR, "FOR" THE AMENDMENT OF THE 1996 STOCK OPTION PLAN OF THE
COMPANY AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2002.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

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